UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 7, 2021

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2021, the Board of Directors of Diamond Offshore Drilling, Inc. (the “Company”) appointed Bernie Wolford, Jr. as the Company’s President and Chief Executive Officer, and as a member of the Board of Directors, effective May 8, 2021. Mr. Wolford succeeds Marc Edwards, who retired from the Company as Chairman, President and Chief Executive Officer on April 23, 2021 when the Company and its debtor affiliates emerged from their chapter 11 financial restructuring.

Mr. Wolford, age 61, previously served as the Chief Executive Officer and a director of Pacific Drilling S.A., an offshore drilling contractor, from November 2018 to April 2021. From 2010 to 2018, Mr. Wolford served in senior operational roles at Noble Corporation, another offshore drilling contractor, including five years as the company’s Senior Vice President – Operations. He began his career with Transworld Drilling Company in 1981 and has worked in numerous locations across the globe.

The Company entered into an employment agreement, dated as of May 8, 2021, with Mr. Wolford (the “Employment Agreement”), which has a term commencing on such date and continuing until terminated by the Company or Mr. Wolford, or until his death or disability, in accordance with the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Wolford will receive an annualized base salary of $700,000 and will be eligible to earn a bonus with a target annual bonus opportunity equal to 100% of base salary, based on the achievement of certain financial or individual performance goals and factors. The annual bonus for the 2021 calendar year, if any, will be pro-rated for time served. Mr. Wolford is also entitled to participate in the Company’s benefit programs generally available to other senior officers of the Company and to receive reimbursement of certain expenses incurred during his employment, including up to $12,000 of legal fees incurred in the review of the Employment Agreement.

If, during the term of the Employment Agreement, Mr. Wolford’s employment is terminated due to his death or by the Company due to his Disability (as defined in the Employment Agreement), he will be entitled to any accrued but unpaid annual bonus with respect to the preceding calendar year. If, during the term of the Employment Agreement, Mr. Wolford’s employment is terminated by the Company without Cause or by Mr. Wolford with Good Reason (as such terms are defined in the Employment Agreement) in accordance with the Employment Agreement, he will be entitled to (i) any accrued but unpaid annual bonus with respect to the preceding calendar year, (ii) a lump-sum cash payment equal to 200% of the sum of (A) his base salary plus (B) target annual bonus and (iii) continued participation in the Company’s group health plan for him and his eligible dependents for a period of 24 months at the Company’s expense, in each case subject to the terms and conditions of the Employment Agreement. No severance is payable upon termination of employment for Cause or a voluntary termination by Mr. Wolford without Good Reason.

The Employment Agreement contains non-competition covenants restricting Mr. Wolford’s ability to compete with the Company and non-solicitation covenants, applicable in each case during the term of the Employment Agreement and for a period of one year thereafter, customary covenants regarding the Company’s indemnification of Mr. Wolford, and covenants concerning confidentiality, rights to inventions and non-disparagement.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is included as Exhibit 10.1 to this report.

In addition, pursuant to two Restricted Stock Award Agreements, each dated May 8, 2021 (collectively, the “Award Agreements”), between the Company and Mr. Wolford, the Company agreed to issue to Mr. Wolford the following awards of restricted stock pursuant to the terms of the Company’s 2021 Long-Term Stock Incentive Plan (the “Plan”):

•

222,222 shares of restricted stock, each representing one share of the Company’s common stock, that vest in three equal installments on May 8, 2021, May 8, 2022 and May 8, 2023, subject to Mr. Wolford’s continuous service or employment through the applicable vesting date, and subject to the terms and conditions in the applicable Award Agreement and the Plan (the “Time-Vesting Award”); and

•

777,777 shares of restricted stock, each representing one share of the Company’s common stock, 100% of which will vest upon achievement of a Total Equity Value (as defined in the applicable Award Agreement) of the Company’s common stock of $1.0 billion, and 0% of which will vest upon achievement of a Total Equity Value of the Company’s common stock of less than $500.0 million, subject to Mr. Wolford’s continuous service or employment through the date of such achievement and the Performance Measurement Date (as defined in the applicable Award Agreement), and subject to the terms and conditions in the applicable Award Agreement and the Plan (the “Performance-Vesting Award”). Linear interpolation will be utilized to determine the appropriate vesting percentage in the event the Total Equity Value falls between $500.0 million and $1.0 billion. Any restricted stock under the Performance-Vesting Award that has not vested by May 8, 2027 will be forfeited.

If Mr. Wolford’s employment is terminated by the Company without Cause (as defined in the Plan), due to his death or Disability, or by Mr. Wolford for Good Reason (as defined in the Plan), then the number of shares of restricted stock that would have otherwise vested pursuant to the Time-Vesting Award in the 12-month period following such termination will immediately vest on the date of such termination, subject to the terms and conditions of the applicable Award Agreement. However, in the case of any such termination within the period starting six months prior to the occurrence of a Change in Control (as defined in the Plan) and ending 12 months following the occurrence of a Change in Control, then in lieu of the benefits described in the preceding sentence, the restricted stock pursuant to the Time-Vesting Award will fully vest immediately upon such termination of employment, subject to the terms and conditions of the applicable Award Agreement. If the Time-Vesting Award is not continued, assumed, replaced, converted or substituted upon the occurrence of a Change in Control in accordance with the Plan, then the restricted stock will fully vest as of immediately prior to a Change in Control.

If Mr. Wolford’s employment is terminated by the Company without Cause, due to his death or Disability, or by Mr. Wolford for Good Reason, then the occurrence of the Performance Measurement Date will be deemed to have been triggered and the restricted stock pursuant to the Performance-Vesting Award will remain outstanding and be eligible to vest during the 12-month period following such termination of employment, subject to the terms and conditions of the applicable Award Agreement. However, in the case of any such termination within the period starting six months prior to the occurrence of a Change in Control and ending 12 months following the occurrence of a Change in Control, then in lieu of the benefits described in the preceding sentence, the restricted stock pursuant to the Performance-Vesting Award will fully vest immediately upon such termination of employment, subject to the terms and conditions of the applicable Award Agreement. Upon the occurrence of a Change in Control in accordance with the Plan, the occurrence of the Performance Measurement Date would be deemed to have been triggered, the Total Equity Value would be tested on the Change in Control and the restricted stock would vest in accordance with the terms of the Plan.

The foregoing description of the terms of the Award Agreements does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of which are included as Exhibit 10.2 and Exhibit 10.3 to this report.

A copy of the Company’s press release dated May 10, 2021 announcing the appointment of Mr. Wolford is included as Exhibit 99.1 to this report.

Statements in this report that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements concerning potential future actions of the Company, potential future events relating to Mr. Wolford’s employment or compensation and other statements that are not of historical fact. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those currently anticipated or expected by management of the Company. A discussion of certain of the risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. These risk factors include, among others, risks associated with worldwide demand for drilling services, depressed levels of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, litigation and disputes, operating risks and various other factors, many of which are beyond the Company’s control. Given these risk factors and other considerations, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of such statement, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Item 8.01.	Other Events

On May 7, 2021, the Board of Directors elected Neal P. Goldman as the Company’s new Chairman of the Board.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

10.1	Employment Agreement, dated as of May 8, 2021, between Diamond Offshore Drilling, Inc. and Bernie Wolford, Jr.

10.2	Restricted Stock Award Agreement, dated as of May 8, 2021, between Diamond Offshore Drilling, Inc. and Bernie Wolford, Jr. with respect to the Time-Vesting Award

10.3	Restricted Stock Award Agreement, dated as of May 8, 2021, between Diamond Offshore Drilling, Inc. and Bernie Wolford, Jr. with respect to the Performance-Vesting Award

99.1	Press Release dated May 10, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland David L. Roland Senior Vice President, General Counsel and Secretary